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                                    Exhibit 7

                             JOINT FILING AGREEMENT

        The undersigned hereby agree to the joint filing of the Schedule 13D to which this Agreement is attached and to the joint filing of all amendments thereto.

        This Agreement may be executed in one or more counterparts, each of which shall be considered an original counterpart, and shall become a binding agreement when each of the parties designated as signatories shall have executed one counterpart.

Dated:  October 12, 2000

                     JOSEPH LITTLEJOHN & LEVY FUND III, L.P.

                     By its General Partner JLL Associates III, L.L.C.


                     By /s/Ramsey A. Frank
                        --------------------------------
                        Name: Ramsey A. Frank, for
                              Joseph Littlejohn & Levy, Inc.,
                              as Manager of JLL Associates III, L.L.C.

                     JLL ASSOCIATES III, L.L.C.


                     By /s/Ramsey A. Frank
                        ---------------------------------
                        Name: Ramsey A. Frank, for
                              Joseph Littlejohn & Levy, Inc.,
                              as Manager of JLL Associates III, L.L.C.


                     /s/Paul S. Levy
                     ------------------------------------
                        Paul S. Levy


                     /s/David Y. Ying
                     ------------------------------------
                        David Y. Ying


                     /s/Anthony Grillo
                     ------------------------------------
                        Anthony Grillo


                    /s/Ramsey A. Frank
                    -------------------------------------
                       Ramsey A. Frank


                    /s/Jeffrey C. Lightcap
                    -------------------------------------
                       Jeffrey C. Lightcap